Exhibit 21.1

MEDCO HEALTH SOLUTIONS, INC.

List of Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation/Formation
Accredo Health, Incorporated	Delaware
Accredo Health Group, Inc.	Delaware
Accredo Health Services (Infusion), Inc.	Delaware
Accredo Health Resources, Inc. (New York)	New York
AHG of New York, Inc.	New York
BioPartners In Care, Inc.	Missouri
Bravell, Inc.	Wisconsin
Clinical Business Solutions, Inc.	Delaware
Hemophilia Resources of America, Inc.	New Jersey
HRA Holding Corp.	New Jersey
Home Healthcare Resources, Inc.	Pennsylvania
Home Healthcare Resources, Limited	Pennsylvania
Medco at Home, L.L.C.	Delaware
Medco Containment Insurance Company of New Jersey	New Jersey
Medco Containment Insurance Company of New York	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Health, L.L.C.	Delaware
Medco Health New York Independent Practice Association, L.L.C.	New York
Medco Health Puerto Rico, L.L.C.	Delaware
Medco Health Receivables, L.L.C.	Delaware
Medco Health Solutions of Columbus North, Ltd.	Ohio
Medco Health Solutions of Columbus West, Ltd.	Ohio
Medco Health Solutions of Fairfield, L.L.C.	Pennsylvania
Medco Health Solutions of Franklin Lakes, L.L.C.	New Jersey
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware
Medco Health Solutions of Hidden River, L.C.	Florida
Medco Health Solutions of Las Vegas, Inc.	Nevada
Medco Health Solutions of Netpark, L.L.C.	Delaware
Medco Health Solutions of North Versailles, L.L.C.	Pennsylvania
Medco Health Solutions of Richmond, L.L.C.	Virginia
Medco Health Solutions of Sabal Park, L.C.	Florida
Medco Health Solutions of Spokane, Inc.	Washington
Medco Health Solutions of Texas, L.L.C.	Texas
Medco Health Solutions of Willingboro, L.L.C.	New Jersey
medcohealth.com, L.L.C.	New Jersey
Medco Services Puerto Rico, Inc.	Delaware
Merck-Medco of Willingboro Urban Renewal, L.L.C.	New Jersey
National Rx Services Inc. of Missouri	Missouri
National Rx Services No. 3, Inc. of Ohio	Ohio
NJRE, L.L.C.	New Jersey
NRX Federal Corp.	Delaware
PharMark Corporation	Delaware
ProVantage Health Services, Inc.	Delaware
ProVantage Mail Services, Inc.	Minnesota
ProVMed, L.L.C.	Wisconsin
PVHS, Inc.	Delaware
Replacement Distribution Center, Inc.	Ohio
RxHub, L.L.C.[1]	Delaware
Systemed, L.L.C.	Delaware
The Institute for Effectiveness Research, L.L.C.	Delaware

[1]	owns less than 100%